As filed with the Securities and Exchange Commission on November 4, 2026
Registration No. 333-299534
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AI OKTO CORP.
(Exact name of registrant as specified in its charter)
N/A
(Translation of Registrant’s name into English)

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

223 Christodoulou Chatzipavlou Street Hawaii Royal Gardens, 3036 Limassol Cyprus Tel: + 357 25 357 765	Puglisi & Associates 850 Library Avenue Newark, Delaware 19711 Tel: +1 302 738 6680
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

With copy to:
Will Vogel
Watson Farley & Williams LLP
120 West 45th Street
New York, New York 10019
+1 (212) 922-2200 (telephone number)
+1 (212) 922-1512 (facsimile number)
Will Vogel
Watson Farley & Williams LLP
120 West 45th Street
New York, New York 10019
+1 (212) 922-2200 (telephone number)
+1 (212) 922-1512 (facsimile number)
(Name, address, and telephone number of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the Selling Shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2026
PROSPECTUS
$500,000,000
Common Shares, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts, Rights, Depositary Shares and Units
and
3,206,185 Common Shares Offered by the Selling Shareholder

AI OKTO CORP.
Through this prospectus we may periodically offer our:
(1)	common shares (including associated preferred share purchase rights);
(2)	preferred shares;
(3)	debt securities;
(4)	warrants;
(5)	purchase contracts;
(6)	rights;
(7)	depositary shares; and
(8)	units.
We may also offer securities of the types listed above (together, the “Primary Offering Securities”) that are convertible or exchangeable into one or more of the securities listed above.
The aggregate offering price of the above securities issued under this prospectus may not exceed $500,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
The prices and other terms of the above securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.
In addition, this prospectus relates to the resale, from time to time, in one or more offerings, of up to 3,206,185 common shares, par value $0.001 per share, including associated preferred share purchase rights (the “Secondary Offering Securities”), by the selling shareholder identified in this prospectus under the caption “Selling Shareholder” (the “Selling Shareholder”).
We will receive proceeds from the issuance and sale of any Primary Offering Securities. We will not receive proceeds from the sale of Secondary Offering Securities by the Selling Shareholder.
Our common shares are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AIOK”.
The aggregate market value of our outstanding common shares held by non-affiliates as of November 4, 2026, is approximately $8,493,210, based on 976,231 common shares held by non-affiliates, and a closing price of our common shares on Nasdaq of $8.70 on October 9, 2026. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the period of twelve calendar months immediately prior to, and including, the date hereof.
The market price of our common shares may be subject to significant fluctuations and we may experience rapid and substantial share price volatility or experience a “short squeeze” due to a sudden increase in demand for our common shares. Recently, the trading price of our common shares has increased significantly, which we believe is partially attributable to the announcement on October 23, 2026, of a special dividend to common shareholders of $3.50 per share, and later decreased. On October 28, 2026, the closing price of our common shares on the Nasdaq Capital Market was $28.14 per share, as compared to $4.25, which was the closing price on October 22, 2026, and $9.99, which was the closing price on November 3, 2026. There is a potential for rapid and substantial decreases in the price of our common shares, including decreases unrelated to our operating performance or prospects.
Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 8, and the other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein or therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), using a shelf registration process. Under the shelf registration process, we may sell common shares (including associated preferred share purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights, depositary shares and units described in this prospectus from time to time in one or more offerings up to a total dollar amount of $500,000,000. Additionally, the Selling Shareholder may also offer and sell the Secondary Offering Securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we and the Selling Shareholder may offer. Each time we or the Selling Shareholder offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus and we may add, update or change the information contained in this prospectus by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in such registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed with documents that we file or furnish to the SEC and incorporate by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement of which this prospectus forms a part, which you can obtain from the SEC as described below under the section entitled “Where You Can Find More Information.”
The Selling Shareholder may offer and sell or otherwise dispose of their common shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholder will bear all commissions and discounts, if any, attributable to the sales of their common shares. We will bear all other costs, expenses and fees in connection with the registration of the Selling Shareholder’s common shares. See “Plan of Distribution” for more information about how the Selling Shareholder may sell or dispose of their common shares.
We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The information contained or incorporated by reference in this prospectus and any prospectus supplement is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a prospectus supplement are delivered or a sale pursuant to this prospectus or a prospectus supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, financial, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
We and the Selling Shareholder will offer to sell, and seek offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities described in this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this cautionary statement in connection therewith. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “target,” “likely,” “will,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “objective,” “possible,” “potential,” “predict,” “forecast,” “project,” “should,” “seek,” “contemplate,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements in this prospectus and incorporated by reference herein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these forward-looking statements, including these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.
Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described in more detail in “Item 3. Key Information—D. Risk Factors” of our Registration Statement on Form 20-F filed with the SEC on September 9, 2026, and declared effective by the SEC on September 29, 2026, which is incorporated by reference herein. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:
•
our business strategy, expected capital spending and other plans and objectives for future operations, including our ability to implement our AI-enabled business strategy and to expand our business as a new entrant to the LPG shipping industry;

•
market conditions and trends, including volatility and cyclicality in charter rates, factors affecting supply and demand for vessels such as fluctuations in demand for and the price of the products we transport, fluctuating vessel values, changes in worldwide fleet capacity, opportunities for the profitable operations of vessels in the segment of the shipping industry in which we operate and global economic and financial conditions, including interest rates, inflation and the growth rates of world economies;

•
our ability to realize the expected benefits of any vessel acquisitions or sales, and the effects of any change in our fleet’s size or composition, increased transaction costs and other adverse effects (such as lost profit) due to any failure to consummate any sale of our vessel, on our future financial condition, operating results, future revenues and expenses, future liquidity and the adequacy of cash flows from our operations;

•
our relationships with our current and future service providers and customers, including the ongoing performance of their contractual obligations, dependence on their expertise, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
the availability of debt or equity financing on acceptable terms and our ability to comply with the covenants in agreements relating thereto, in particular due to economic, financial or operational reasons;

•	our continued ability to enter into time charters or voyage charters with existing and new customers, and to re-charter our vessels upon the expiry of the existing charter agreement;
•	any failure by our contractual counterparties to meet their contractual obligations;
•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance and costs associated with climate change;

•
our ability to fund future capital expenditures and investments in the refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire;
•	fluctuations in interest rates and currencies, including the value of the U.S. dollar relative to other currencies;
•	any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity breach;
•	existing or future disputes, proceedings litigation;
•	future sales of our securities in the public market, and our ability to maintain compliance with applicable listing standards or the delisting of our common shares;
•	volatility in our share price;
•	potential conflicts of interest involving members of our board of directors, senior management and certain of our service providers that are related parties;
•
general domestic and international geopolitical conditions, such as political instability, events or conflicts (including armed conflicts, such as the war in Ukraine and the tensions in the Middle East, including the outbreak of war in Iran and any escalation or broadening of the conflict), acts of piracy or maritime aggression, such as recent maritime incidents involving vessels in and around the Red Sea, sanctions, “trade wars” (including as a result of tariffs imposed by the United States and other countries or other protectionist measures), and potential governmental requisitions of our vessels during a period of war or emergency;

•	global public health threats and major outbreaks of disease;
•	any material cybersecurity incident;
•
changes in seaborne and other transportation, including due to the maritime incidents in and around the Red Sea, fluctuating demand for LPG carriers and/or disruption of shipping routes due to accidents, political events, international sanctions, international hostilities and instability, piracy, smuggling or acts of terrorism, including the closure of the Strait of Hormuz or other shipping routes due to the war in Iran;

•
changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry and to vessel rules and regulations, as well as changes in inspection procedures and import and export controls;

•	inadequacies in our insurance coverage;
•	developments in tax laws, treaties or regulations or their interpretation in any country in which we operate and changes in our tax treatment or classification;
•	the impact of climate change, adverse weather and natural disasters;
•	accidents or the occurrence of other unexpected events, including in relation to the operational risks associated with transporting LPG; and
•
other factors discussed in “Item 3. Key Information—D. Risk Factors” of our Registration Statement on Form 20-F filed with the SEC on September 9, 2026, and declared effective by the SEC on September 29, 2026, or described from time to time in the reports filed by us with the SEC.

Should one or more of the foregoing risks or uncertainties materialize partly or wholly, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are a Marshall Islands corporation and our principal executive office is located outside of the United States in Limassol, Cyprus.
All of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, or our directors, or officers, judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

SUMMARY
This section summarizes certain of the information that is contained in this prospectus or the documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and the documents incorporated by reference herein, including our financial statements and the related notes and the information in the section entitled “Item 5. Operating and Financial Review and Prospects” in our Registration Statement on Form 20-F filed with the SEC on September 9, 2026, and declared effective by the SEC on September 29, 2026 (the “Form 20-F”) and our financial statements and the related notes and the information in our Report on Form 6-K filed with the SEC on October 15, 2026, which are incorporated by reference herein. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus and the information incorporated by reference in this prospectus, including the section entitled “Risk Factors” herein. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.
Unless otherwise indicated, references in this prospectus to “AI OKTO,” the “Company,” “we,” “our,” and “us,” refer to AI OKTO CORP. or any one or more of its subsidiaries, or to such entities collectively. References in this registration statement to the “Former Parent” refer to TORO Corp. References to “Castor Ships” refer to Castor Ships S.A., a related party of our Former Parent and us, which performs the day-to-day management of our fleet and business.
Unless otherwise indicated, references to “U.S. dollars,” “dollars,” “USD” and “$” in this prospectus are to the lawful currency of the United States of America. We use the term “deadweight ton,” or “dwt,” in describing the size of vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. A “ton mile” is a standardized shipping metric and refers to the volume of cargo being carried (a “ton”) and the distance sailed for the shipment in nautical miles.
Capitalized terms used but not defined in this prospectus shall have the meanings ascribed to them in the Form 20-F.
Our Company
We are an independent, growth-oriented shipping company that acquires, owns, charters and operates oceangoing LPG carrier vessels and provides worldwide seaborne transportation services for LPG-related products. As of the date of this prospectus, we maintain a fleet of two LPG carrier vessels with an aggregate cargo carrying capacity of 0.01 million dwt and an age of approximately 11 years each, one of which we have agreed to sell, with expected delivery to its new owner in the fourth quarter of 2026. Our vessels are currently contracted to operate under period time charter agreements.
We intend to consider, evaluate and potentially deploy AI-enabled tools with the objective of optimizing our operations and performance monitoring and analysis, the scope of which may include loading port congestion, voyage routing, delivery port estimated waiting time, bunker procurement location options and pricing, and emission-related KPIs, in order to improve vessel deployment, fuel efficiency, routing, and overall utilization, ultimately targeting better decision-making and improved net voyage results. See “Item 3. Key Information—D. Risk Factors—We plan to use AI to grow and manage our business. Difficulties in implementing this technology and the rapid advancement of AI present significant risks to our operations” in our Form 20-F.
Our common shares trade on the Nasdaq Capital Market under the symbol “AIOK”.
You can find a more detailed description of our business in our Form 20-F and the other documents incorporated by reference into this prospectus.
Corporate Information
AI OKTO CORP. is a holding company incorporated under the laws of the Republic of the Marshall Islands. The vessels initially comprising our fleet and each of the vessels we may acquire in the future are or are expected to be owned through a separate wholly owned subsidiary. Our principal executive office is currently located at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus and our telephone number is + 357 25 357 765. Our website is www.aiokto.com. This web address is provided as an inactive textual reference only. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov. The information contained on, or that can be accessed through, these websites is not incorporated by reference herein and does not form part of this prospectus or the registration statement of which this prospectus forms a part.
Formation Transactions
We were incorporated by Robin Energy Ltd. (“Robin”) under the laws of the Republic of the Marshall Islands on October 21, 2025. We were acquired by the Former Parent from Robin on July 9, 2026. On October 8, 2026, the Former Parent contributed the LPG carrier-owning subsidiary, Starfire Shipping Co. (the “Starfire Shipping Predecessor” or “Starfire”), the LPG carrier-owning subsidiary, Nightwing Shipping Co. (the “Nightwing Shipping Predecessor” or “Nightwing”), the LPG carrier-owning subsidiary, Zatanna Shipping Co., formerly owning the LPG carrier Dream Terrax (the “Zatanna Shipping Predecessor” or “Zatanna”) and the LPG carrier-owning subsidiary, Cyborg Shipping Co., formerly owning the LPG carrier Dream Syrax (the “Cyborg Shipping Predecessor” or “Cyborg” and, together with the Starfire Shipping Predecessor, the Nightwing Shipping Predecessor and the Zatanna Shipping Predecessor, the “AI OKTO Predecessor”) in connection with the distribution of our issued and outstanding common shares (including associated preferred share purchase rights ), to the Former Parent’s shareholders (the “Spin Off”).
The Spin Off distribution occurred on October 8, 2026. The Spin Off distribution was pro rata to the beneficial holders of the Former Parent’s outstanding common shares as of October 1, 2026, the record date of the Spin Off. In connection with the Spin Off, the Former Parent retained 5,000,000 shares of our 1.00% Series A Fixed Rate Non-Cumulative Perpetual Convertible Preferred Shares (the “Series A Preferred Shares”) and we issued 40,000 Series B Preferred Shares (the “Series B Preferred Shares”) to Pelagos Holdings Corp. (“Pelagos”), a company controlled by our and the Former Parent’s Chairman and Chief Executive Officer.
On September 29, 2026, in connection with the Spin Off, Nasdaq approved the listing of our common shares under the symbol “AIOK.” The common shares began trading on Nasdaq on October 9, 2026, the trading day following the consummation of the Spin Off.
Implications of Being a Foreign Private Issuer
As a non-U.S. company which qualifies as a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are subject to different requirements under the U.S. securities laws than U.S. domestic issuers. See “Item 3. Key Information—D. Risk Factors—Risks Relating to our Common Shares—As of the date of the Spin Off, we will be a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company” in the Form 20-F and “Where You Can Find More Information.”
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•
exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and
•
exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if we have more than $1.235 billion in “total annual gross revenues” during the most recently completed fiscal year, or we have issued more than $1 billion in non-convertible debt in the past three years, or we become a “large accelerated filer.” For as long as we take advantage of the reduced reporting obligations, the information that we provide shareholders may be different from information provided by other public companies.
We are choosing to take advantage of these reduced burdens, save for the exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies. We are choosing to “opt out” of such extended transition period and will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.
See “Item 3. Key Information—D. Risk Factors—Risks Relating to our Common Shares—We are an “emerging growth company,” and we cannot be certain if the reduced requirements applicable to emerging growth companies make our securities less attractive to investors” in the Form 20-F and “Where You Can Find More Information.”
The Securities We May Offer
We may use this prospectus to offer up to $500,000,000 of our:
1.	common shares, including associated preferred share purchase rights;
2.	preferred shares;
3.	debt securities;
4.	warrants;
5.	purchase contracts;
6.	rights;
7.	depositary shares; and
8.	units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in the Form 20-F, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find More Information.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.
The market price of our common shares has been and may again in the future be subject to significant fluctuations. Further, there is no guarantee of a continuing public market to resell our common shares.
The market price of our common shares has been and may in the future be subject to significant fluctuations as a result of many factors, some of which are beyond our control. Among the factors that have in the past and could, in the future, affect our stock price are:
•	quarterly variations in our results of operations;
•	changes in market valuations of similar companies and stock market price and volume fluctuations generally;
•	changes in earnings estimates or the publication of research reports by analysts;
•	speculation in the press or investment community about our business or the shipping industry generally;
•	strategic actions by us or our competitors such as acquisitions or restructurings;
•	the thin trading market for our common shares, which makes it somewhat illiquid;
•	regulatory developments;
•	additions or departures of key personnel;
•	general market conditions; and
•	domestic and international economic, market and currency factors unrelated to our performance.
On October 19, 2026, the closing price of our common shares on Nasdaq was $3.98 per share, as compared to $28.14 per share, which was the closing price on October 28, 2026. In addition, there may, from time to time, be significant volatility in our trading volumes on the Nasdaq Capital Market and volatility in our intra-day common share price. As a result, there is a potential for rapid and substantial changes in the price of our common shares, including changes unrelated to our operating performance or prospects.
The stock market in general, and the markets for shipping and shipping stocks in particular, have experienced extreme volatility that has sometimes been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common shares.
Additionally, there is no guarantee of a continuing public market to resell our common shares. We cannot assure you that an active and liquid public market for our common shares will continue to exist.
The trading price of our common shares has recently increased significantly and we may experience rapid and substantial share price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common shares.
Recently, the trading price of our common shares has increased significantly, which we believe is partially attributable to the announcement on October 23, 2026, of a special dividend to common shareholders of $3.50 per share, and later decreased. On October 28, 2026, the closing price of our common shares on the Nasdaq Capital Market was $28.14 per share, as compared to $4.25, which was the closing price on October 22, 2026, and $9.99, which was the closing price on November 3, 2026. As a result, there is a potential for rapid and substantial decreases in the price of our common shares, including decreases unrelated to our operating performance or prospects.
As a relatively small-capitalization company with relatively small public float, we may experience greater share price volatility, extreme price run-ups or rapid price declines, larger spreads in bid and ask prices, lower trading volume and less liquidity than large-capitalization companies. Such volatility, including any share price run-up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common shares. In addition, shareholders of our common shares may experience losses, which may be material if the price of our common shares declines after an offering or if such investors purchase our common shares prior to any price decline.
For example, on October 28, 2026, the trading price of our common shares ranged from an intra-day high of $29.90 to an intra-day low of $14.78 on trading volume of approximately 25.8 million shares, and on October 23, 2026, the trading price of our common shares ranged from an intra-day high of $15.59 to an intra-day low of $5.40 on trading volume of approximately 42.9 million shares.
Furthermore, if the trading volumes of our common shares are low, investors buying or selling in relatively small quantities may be able to easily influence the price of our common shares. Such low volume of trades could also cause the price of our common shares to fluctuate greatly, with large percentage changes in share price occurring in any trading day session. Shareholders of our common shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common shares. As a result of this volatility, investors may experience losses on their investment in our common shares. A decline in the market price of our common shares could also adversely affect our ability to issue additional common shares or other securities and our ability to obtain additional financing in the future.
A possible “short squeeze” due to a sudden increase in demand of our common shares that largely exceeds supply may lead to further price volatility in our common shares.
Investors may purchase our common shares to hedge existing exposure in our common shares or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of common shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may in turn dramatically increase the price of our common shares until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” Following such a short squeeze, once investors purchase the shares necessary to cover their short position, the price of our common shares may rapidly decline. A short squeeze could lead to volatile price movements in our common shares that are not directly correlated to the performance or prospects of our company.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of the Primary Offering Securities for capital expenditures, working capital, vessel, asset or share acquisitions, newbuilding vessel construction, other general corporate purposes, or any combination of the foregoing. Vessel acquisitions may take the form of individual asset purchases; acquisitions of equity interests in vessel-owning entities; acquisitions of equity interests in the direct or indirect owner of one or more vessels or shipping assets; or acquisitions, in whole or in part, of private or public entities engaged in maritime transportation services.
We will not receive any proceeds from the sale of the Secondary Offering Securities to be offered by the Selling Shareholder pursuant to this prospectus or, to the extent relevant, any applicable future prospectus.

CAPITALIZATION
The following table sets forth our capitalization and indebtedness as of June 30, 2026:
•	on an actual basis; and
•
on an as adjusted basis to give effect to the following events which have occurred from July 1, 2026, to October 20, 2026: (a) the issuance of (i) 4,319,916 common shares, par value $0.001 per share (ii) 5,000,000 Series A Preferred Shares, par value $0.001 per share and (iii) 40,000 Series B Preferred Shares, par value $0.001 per share and (b) the contribution to us by the Former Parent of $45,000,000 in cash, in connection with the Spin Off.

(All figures in U.S. dollars)	Actual	As Adjusted
Mezzanine equity:
Series A Preferred Shares(1)	$—	$15,252,122
Total mezzanine equity	$—	$15,252,122

Parent company equity/Shareholders equity:
Net parent investment	$49,922,956	$—
Series B Preferred Shares	—	40
Common shares	—	4,320
Additional paid-in capital	—	$79,666,474
Retained earnings	—	—
Total net parent investment/Shareholders equity	$49,922,956	$79,670,834
Total Capitalization	$49,922,956	$94,922,956

(1)
Series A Preferred shares are presented at fair value as determined by management in consideration of a number of data points, including a valuation performed by an independent third-party consulting firm. The valuation methodology applied comprised the trifurcation of the value of the Series A Preferred Shares in three components namely, the “straight” preferred stock component, the embedded option component, while an incremental value was also ascribed to the conversion at the variable conversion price. The sum of the three components was used to estimate the value for the Series A Preferred Shares at $15.3 million. The valuation methodology and the significant unobservable inputs used for each component are set out below:

	Valuation Technique	Unobservable Input	Range (Weighted average)
“Straight” Preferred stock component	Discounted Cash Flow model	• Weighted average cost of Capital • Probability of payment	12.54% 66.67%

Embedded Option Component	Black Scholes	• Volatility • Risk free rate • Weighted average cost of Capital • Strike price • Assumed Share price	61.69% 4.39% 12.54% $10.00 $5.00

Incremental value at variable conversion price	Probability adjusted method	• 5-day VWAP and discount to conversion day closing price (5th day) • Probability ascribed for 10% lower 5-day VWAP • Probability ascribed for 20% lower 5-day VWAP • Assumed share price	$4.50 (10% discount) $4.00 (20% discount) 75% 25% $5.00

DILUTION
To the extent applicable, information about the amount by which the offering price per share of our securities issued pursuant to this prospectus exceeds the net tangible book value per share of our securities following such issuance will be included in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
See “Item 10. Additional Information—B. Memorandum and Articles of Association” in the Form 20-F, incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, report we file with the SEC under the Exchange Act as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the obligations under the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered or bearer form;
•	any listing on any securities exchange or quotation system;
•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;
•	any applicable selling restrictions;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers, divestitures, split ups, reconstructions, reorganizations and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
There may be additional or different covenants with respect to any series of debt securities, as described in the applicable prospectus supplement and/or in one or more documents incorporated by reference into this prospectus.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect no modification that:
1.	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
2.
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

3.	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
4.
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

5.	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
6.
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

7.	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default or potential events of default as described in any applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities.
We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name the owner or their nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, the owner or their nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. You should read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of the securities or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.
The applicable prospectus supplement relating to any purchase contracts we offer will specify the material terms of the purchase contracts and whether they will be issued separately or as part of units. The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, a form of which will be filed with the SEC if we offer purchase contracts. You should read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find More Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEPOSITARY SHARES
We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the right, preferences and privileges of the preferred stock represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:
•	the material terms of the depositary shares and of the underlying preferred stock;
•	the identity of the bank depositary and the material terms of the depositary agreement;
•	any limitation on the depositary’s liability;
•	all fees and charges that a holder of depositary shares will have to pay, either directly or indirectly;
•	any procedure for voting the deposited securities;
•	any procedure for collecting and distributing dividends;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares; and
•	any applicable material United States federal income tax considerations.
You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred shares which will be described in more detail in a prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference into the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in “Where You Can Find More Information.”

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our depositary shares, rights, purchase contracts, warrants, debt securities, shares of preferred stock, common shares (including preferred share purchase rights) or any combination of such securities. The applicable prospectus supplement will describe, to the extent applicable:
•
the terms of the units and of the depositary shares, rights, purchase contracts, warrants, debt securities, shares of preferred stock and/or common shares (including preferred share purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange or the units.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, a form of which will be filed with the SEC if we offer units. You should read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAX CONSIDERATIONS
Our Form 20-F, which is incorporated by reference herein, as updated by annual and other reports and document we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations and Marshall Islands tax considerations that may be relevant to prospective investors in our common shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations and any material non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

SELLING SHAREHOLDER
The Selling Shareholder named below may offer from time to time up to 3,206,185 of our common shares. The Selling Shareholder received these common shares in the distribution by Toro Corp., on October 8, 2026, of all the then outstanding common shares of the Company on a pro rata basis to holders of common stock of Toro Corp. as of October 1, 2026. The Selling Shareholder may offer all, some or none of its common shares. See “Plan of Distribution.”
The following table sets forth the Selling Shareholder’s beneficial ownership of our common shares as of the date of this prospectus. The number and percentage of shares beneficially owned after this offering for the Selling Shareholder assumes that the Selling Shareholder sells all of its shares covered by the prospectus and does not acquire any additional common shares. Information in the table below with respect to beneficial ownership has been furnished by the Selling Shareholder. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.
The term “Selling Shareholder” also includes any donees, pledgees, transferees, or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from the Selling Shareholder as a gift, pledge, partnership distribution, or other non-sale related transfer. The information concerning the Selling Shareholder may change from time to time, and any changes and the names of any transferees, pledgees, donees, and other successors in interest will be set forth in supplements to this prospectus to the extent required.
Information concerning the Selling Shareholder may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

	Number of Shares of Common Stock Beneficially Owned	Maximum Number of Shares of Common Stock That May Be Offered By This Prospectus	Percentage of Common Stock Beneficially Owned
			Before Offering	If Maximum Number of Shares Offered are Sold
Selling Shareholder
Pani Corp.(1)	3,336,185	3,206,185	77.2%(2)	3.0%

(1)
According to a Schedule 13D/A jointly filed with the SEC on October 27, 2026, by Pani Corp., a corporation organized under the laws of the Republic of Liberia (“Pani”), and Petros Panagiotis Panagiotidis. Mr. Panagiotidis is the sole shareholder of Pani and he disclaims beneficial ownership of the 3,336,185 common shares, except to the extent of his pecuniary, voting and dispositive interests in such shares.

(2)
Based on 4,319,916 common shares outstanding as of the date of this prospectus, subject to adjustment as a result of the cancelation of fractional shares in connection with the Spin Off distribution. Pelagos Holdings Corp., an entity controlled by Mr. Panagiotidis, also owns 40,000 Series B Preferred Shares of the Issuer. Each Series B Preferred Share has the voting power of 100,000 Shares.

PLAN OF DISTRIBUTION
We and the Selling Shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale (which may be above or below market prices prevailing at the time of sale) or at negotiated prices. The Selling Shareholder, which, as used herein, includes donees, pledgees, transferees, or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from the Selling Shareholder as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions.
The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of the Secondary Offering Securities. The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the common shares owned by such shareholder and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”) amending the Selling Shareholder to include the pledgee, transferee, or other successors in interest as Selling Shareholder under this prospectus. In addition, we and the Selling Shareholder may sell some or all of our securities included in this prospectus through:
•	a distribution by way of a dividend or otherwise;
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	sales “at the market” to or through a market maker or into an existing trading market (on an exchange or otherwise), for the securities;
•	sales in other ways not involving market makers or established trading markets;
•	in privately negotiated transactions;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans;

•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, we and the Selling Shareholder may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We and the Selling Shareholder may enter into hedging transactions with respect to our securities. For example, we and the Selling Shareholder may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or
•	A combination of any of the foregoing.

We and the Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
We and the Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we and the Selling Shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our or the Selling Shareholder’s behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, neither we nor the Selling Shareholder are a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
If the Selling Shareholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
In effecting sales, broker-dealers or agents engaged by us or the Selling Shareholder may arrange for other broker-dealers to participate. Broker-dealers, underwriters and other agents may receive commissions or discounts from us or the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved but any such discounts or commissions might be in excess of those customary in the types of transactions involved.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
The Selling Shareholder and any other person participating in a distribution of the common shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholder and any other such person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through Nasdaq, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold by us under this registration statement.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$44,720.63
FINRA filing fee	$*
Nasdaq listing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and engraving expenses	$*
Transfer agent fees and expenses	$*
Indenture trustee fees and expenses	$*
Miscellaneous	$*
Total	$*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.
LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York.
EXPERTS
The combined carve-out financial statements of AI OKTO as of December 31, 2024 and 2025, and for each of the years ended December 31, 2024 and 2025, incorporated by reference in this prospectus by reference to AI OKTO’s registration statement on Form 20-F filed with the SEC on September 9, 2026 and declared effective by the SEC on September 29, 2026, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act, including relevant exhibits and schedules, under the Securities Act with respect to the securities offered by this prospectus. For the purposes of this section, the term registration statement on Form F-3 means the original registration statement on Form F-3 and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement on Form F-3 is qualified by reference to that exhibit for a complete statement of its provisions. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the securities offered hereby.
We are required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at www.aiokto.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus incorporates by reference the following documents:
•	our registration statement on Form 20-F, filed with the SEC on September 9, 2026, and declared effective by the SEC on September 29, 2026;
•	our Report on Form 6-K filed with the SEC on October 15, 2026;
•	our Report on Form 6-K filed with the SEC on October 23, 2026; and
•	our Report on Form 6-K filed with the SEC on October 23, 2026.
We are also incorporating by reference any documents that we file with the SEC after the date of the filing of the registration statement of which the prospectus forms a part and prior to the subsequent effectiveness of that registration statement, and all subsequent annual reports on Form 20-F that we file with the SEC and certain current reports on Form 6-K that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not and the Selling Shareholder has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not and the Selling Shareholder are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address:
AI OKTO CORP.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens,
3036 Limassol
Cyprus

+ 357 25 357 765 (telephone number)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.	Indemnification of Directors and Officers
The Company is a Marshall Islands corporation whose corporate affairs are governed by the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and the Marshall Islands Business Corporations Act (the “BCA”).
Article VIII of the Amended and Restated Articles of Incorporation of the Company provides as follows:
Section 8.1 No director shall be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the BCA as the same exists or may hereafter be amended. Any repeal or modification of this Article VIII shall not adversely affect any rights or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
Section 8.2 Any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the BCA. If the BCA is amended hereafter to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent authorized by the BCA, as so amended. The Company shall pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that he or she is not entitled to indemnification under this section. Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Company hereunder existing immediately prior the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
Section 8.3 The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Company would have the power to indemnify such person against such liability by law or under the provisions of these Articles of Incorporation.
There is currently no pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.
Section 60 of the BCA provides as follows:
(1)
Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
(3)
When director or officer is successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9.	Exhibits and Financial Statement Schedules
(a)	Exhibits
The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.
(b)	Financial Statements
The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.
Item 10.	Undertakings
The undersigned registrant hereby undertakes:
(a)	Under Rule 415 of the Securities Act,
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)
That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) -	(f) Reserved
(g)	Not applicable.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.
(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(k)	Not applicable.

Exhibit Index

Exhibit Number	Description
1.1	Form of Underwriting Agreement (for equity securities)*
1.2	Form of Underwriting Agreement (for debt securities)*
4.1
Form of Shareholder Protection Rights Agreement by and between the Company and Broadridge Corporate Issuer Solutions, LLC as rights agent (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form 20-F previously filed with the SEC by the Company on September 9, 2026)

4.2	Form of Warrant Agreement*
4.3	Form of Preferred Share Certificate*
4.4	Form of Purchase Contract*
4.5	Form of Rights Agreement*
4.6	Form of Senior Debt Securities Indenture**
4.7	Form of Subordinated Debt Securities Indenture**
4.8	Form of Unit Agreement*
4.9	Form of Deposit Agreement*
4.10	Form of Depositary Receipt*
5.1	Opinion of Watson Farley & Williams LLP as to the validity of the common shares, preferred shares, debt securities, warrants, purchase contracts, rights, depositary shares and units**
8.1	Opinion of Watson Farley & Williams LLP with respect to certain U.S. tax matters**
23.1	Consent of Watson Farley & Williams LLP (included in Exhibits 5.1 and 8.1)**
23.2	Consent of Independent Registered Public Accounting Firm**
24.1	Power of Attorney (included on signature page hereto)**
25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)***
25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)***
107	Filing Fee Table**

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this registration statement.
**	Previously filed.
***	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Limassol, Country of Cyprus on November 4, 2026.

AI OKTO CORP.

By:	/s/ Petros Panagiotidis
Name:	Petros Panagiotidis
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 4, 2026, in the capacities indicated.

Signature	Title

/s/ Petros Panagiotidis	Chief Executive Officer (Principal Executive Officer), Chairman of the Board and Class C Director
Petros Panagiotidis

/s/ Konstantinos Oikonomopoulos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Konstantinos Oikonomopoulos

/s/ *	Class A Director
Petros Zavakopoulos

/s/ *	Class B Director
John Paul Syriopoulos

*Pursuant to power of attorney
By:
/s/ Petros Panagiotidis
Petros Panagiotidis
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of AI OKTO CORP., has signed this registration statement in the City of Newark, State of Delaware on November 4, 2026.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director